EXHIBIT 10.12

             Cullen/Frost Bankers , Inc. 1992 Stock Plan, as amended
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                           CULLEN/FROST BANKERS, INC.
                                 1992 STOCK PLAN


SECTION 1.  ESTABLISHMENT AND PURPOSE

      1.1. ESTABLISHMENT. Cullen/Frost Bankers, Inc. hereby establishes an incentive stock plan for key employees, as described herein, which shall be known as the CULLEN/FROST BANKERS, INC. 1992 STOCK PLAN (hereinafter referred to as the "Plan").

      1.2. PURPOSE. The Purpose of the Plan is to enable the Company and its subsidiaries and affiliates to retain and motivate key employees, and to encourage stock ownership by such key employees, by providing them with a means to acquire a proprietary interest, or to increase such interest, in the success of the Company, subject to the terms and conditions of and in the manner contemplated by this plan.

      1.3. INCENTIVES. Incentives under the Plan may be granted in any one or a combination of (A) Restricted Stock; (B) Incentive Stock Options; (C) Nonqualified Stock Options; and (D) Stock Appreciation Rights.

      1.4. EFFECTIVE DATE. This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that the validity of the Plan and any Incentive provided hereunder is subject to approval of the Plan at the next shareholders meeting following its adoption by the Board of Directors. If the shareholders fail to timely approve the Plan, the Plan and any Incentive that may be issued hereunder shall be null and void.

SECTION 2.  DEFINITIONS

      2.1. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

      (a) "Board of Directors" means the Board of Directors of the Company.

      (b) "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person," within the meaning of Section 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote for the election of directors (the "Voting Securities"); or (b) individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director, without

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      objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board.

      (c) "Code" means the Internal Revenue Code of 1986, as amended.

      (d) "Committee" means the Compensation & Benefits Committee of the Board of Directors.

      (e) "Company" means Cullen/Frost Bankers, Inc., a Texas corporation.

      (f) "Disability" means a total and permanent disability as defined in the Company's basic retirement plan, as may be amended from time to time.

      (g) "Employee" means any person employed by the Company or a subsidiary or affiliate.

      (h) "Incentive" means an Restricted Stock, Incentive Stock Option, Nonqualified Stock Option, or Stock Appreciation Right granted pursuant to the Plan.

      (i) "Incentive Stock Option" means a Stock Option meeting the requirements of Section 422 of the Code.

      (j) "Nonqualified Stock Option" means any Stock Option, other than an Incentive Stock Option, granted pursuant to the Plan.

      (k) "Participant" means any Employee selected by the Committee to receive a grant of an Incentive under the Plan.

      (l) "Restricted Stock" means Stock granted to a Participant pursuant to
      Section 6 of the Plan.

      (m) Restriction Period" means that period of time determined by the Committee during which the transfer of shares of Restricted Stock is restricted and such shares of Restricted Stock are subject to forfeiture.

      (n) "Retirement" shall be as defined in the Company's basic retirement plan.

      (o) "Stock" means the Common Stock, par value $5 per share, of the Company.

      (p) "Stock Appreciation Right" means the right to receive the appreciation in the fair market value of shares of Stock granted pursuant to Section 8 of the Plan.

      (q) "Stock Option: means any Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

      2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan also shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.  ELIGIBILITY AND PARTICIPATION

      3.1. ELIGIBLE EMPLOYEES. Employees, who, in the opinion of the Committee, are from time to time materially responsible for the management, growth and protection of a material part or all of the business or functions of the Company or a subsidiary or affiliate of the Company shall be eligible to be granted Incentives under the Plan.

SECTION 4.  ADMINISTRATION

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      4.1. ADMINISTRATION. The Committee shall be responsible for the administration and interpretation of the Plan. No member of the Committee shall
(i) be eligible to be granted Incentives under the Plan while serving on the Committee or at any time within one year prior to his appointment to the Committee, or (ii) receive an award of equity securities under any other plan of the Company or any of its affiliates while serving on the Committee or at any time within one year prior to his appointment to the Committee, except as permitted by Rule 16b-3 under the Securities Exchange Act of 1934 without the member being considered other than a disinterested person thereunder. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurance deemed necessary or advisable to protect the interest of the Company, and to make all of the determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

SECTION 5.  STOCK SUBJECT TO THE PLAN

      5.1. NUMBER. The total number of shares of Stock that may be granted under the Plan may not exceed 800,000, subject to adjustment as provided in Section
5.3. Such shares may consist, in whole or in part, of authorized but unissued shares of previously issued shares reacquired by the Company including shares purchased on the open market and not reserved for any other purpose. In no event may greater than 75,000 shares be available for issuance with respect to grants of Restricted Stock under the Plan.

      5.2. UNUSED STOCK. In the event any Incentive granted under the Plan expires, terminates, is canceled or is forfeited and reacquired by the Company, the shares of Stock subject to or reserved for such Incentive again shall be available for issuance under the Plan.

      5.3. RECAPITALIZATION ADJUSTMENT. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of shares of capital stock of the Company, the Committee shall, subject to the provisions of Section 7.5, make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the case of Stock Options, in the option price; and in the case of Stock Appreciation Rights, in the Stock Option purchase price, or fair market value, as appropriate.

SECTION 6.  RESTRICTED STOCK

      6.1. GRANT OF RESTRICTED STOCK. The Committee may, in its discretion, grant Incentives to Participants from time to time in the form of Restricted Stock and shall determine the number of shares of Restricted Stock which will be granted to a Participant.

      6.2. RESTRICTED STOCK AGREEMENT. Each grant of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

      6.3. RESTRICTION PERIOD. At the time of the grant of shares of Restricted Stock, the Committee shall select the Restriction Period to apply to the shares of Restricted Stock.

      6.4. NONTRANSFERABILITY OF RESTRICTED STOCK. Prior to the lapse of restrictions as provided in Section 6.5, shares of Restricted Stock may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated, hypothecated, whether voluntarily or involuntarily.

      6.5. REMOVAL OF RESTRICTIONS. Except as otherwise provided in Section 6.9, and subject to Section 6.6, shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall become freely transferable by the Participant after the expiration of the Restriction Period or upon satisfaction of other conditions as specified by the Committee in its sole discretion.

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      6.6. OTHER RESTRICTIONS. The Company shall impose such other restrictions on any shares granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions under applicable Federal laws, under the requirements of any stock exchange or interdealer quotation system upon which share of shares of the same class are then listed or quoted and under blue sky or state securities laws applicable to such shares. The Company may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

      6.7. CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 6.6 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

      The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Cullen/Frost Bankers, Inc. 1992 Stock Plan, and a Restricted Stock Agreement dated ___________. A copy of the Plan, such rules, and the Restricted Stock Agreement may be obtained from the Secretary of Cullen/Frost Bankers, Inc.

      6.8. VOTING RIGHTS AND DIVIDENDS WITH RESPECT TO RESTRICTED STOCK. With respect to shares of Restricted Stock, prior to the lapse of restrictions under
Section 6.5, each Participant shall generally have the rights and privileges of a shareholder, including the right to vote the shares and to receive dividends and other distributions made with respect to the shares; provided, however, that the shares of Restricted Stock shall be subject to all the terms, conditions, and restrictions of the Plan and the Restricted Stock Agreement, including, without limitation, the provisions of this Section 6.

      6.9. CHANGE IN CONTROL. In the event of a Change in Control, the applicable Restriction Period with respect to all outstanding shares of Restricted Stock shall automatically terminate.

SECTION 7.  STOCK OPTIONS
      7.1. GRANT OF STOCK OPTIONS. The Committee may, in its discretion, grant Stock Options which are Incentive Stock Options or Nonqualified Options, and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

      7.2. OPTION AGREEMENTS. Each Stock Option shall be evidenced by an Option Agreement and shall contain such terms and conditions as may be approved by the Committee. Each Stock Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or his guardian or legal representative. If, upon the recommendation of the Committee, the Board of Directors shall determine that, in order to carry out the purposes of the Plan, it is necessary or desirable to reduce the purchase price of Stock issued under any Option, then the Board of Directors may amend any Option (i) to reduce the exercise price, provided that in no case shall such exercise price be reduced below the fair market value (as determined by the Committee) of the Stock subject to such Option at the time the Option is amended and (ii) to reduce the number of shares of Stock for which such Option is exercisable, provided, that no such reduction shall be made without consent of the Optionee.

      7.3. OPTION PRICE; MEDIUM OF PAYMENT. The purchase price of Stock issued under each Stock Option shall be determined by the Committee, but shall not be less than the fair market value (as determined by the Committee) of the Stock subject to the Stock Option at the time the Stock Option is granted. Payment of such purchase price shall be made in cash or, if provided in the Option Agreement, payment of such purchase price may be in shares of Stock which have been held by the Participant for more than six months, or any combination of both cash and shares of Stock; in such case, shares of Stock delivered to the Company as payment for Stock issued upon exercise of an Option shall be valued at their fair market value (as determined by the Committee) or their par value, if higher.

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      7.4. EXERCISE OF STOCK OPTION. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the expiration of the Stock Option.

      7.5. MERGER OR CONSOLIDATION. If the Company merges or consolidates with one or more corporations and the Company shall be the surviving corporation (other than as a subsidiary of another corporation or other entity), thereafter upon any exercise of a Stock Option theretofore granted the optionee shall be entitled to purchase under such Stock Option, in lieu of the number of shares of Stock as to which such Stock Option would be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the number of shares of Stock as to which such Stock Option would be exercisable. If the Company shall not be the surviving corporation in any merger or consolidation or shall survive only as a wholly-owned subsidiary of another corporation or other entity, or if the Company is to be dissolved or liquidated, then unless the surviving corporation (or the parent corporation or other entity if the Company shall survive only as a subsidiary) assumes or substitutes new options for all Stock Options then outstanding, (i) the time at which all Stock Options then outstanding, may be exercised shall be accelerated and all such Stock Options shall become exercisable in full on or before a date fixed by the Company prior to the effective date such merger or consolidation or such dissolution or liquidation, and (ii) upon such effective date any unexercised Stock Options shall expire.

      7.6. CHANGE IN CONTROL. Any Option Agreement may provide that if at any time there shall occur a Change in Control, then the time at which the Stock Option evidenced thereby may be exercised shall be accelerated and the Stock Option shall immediately become exercisable in full.

SECTION 8.  STOCK APPRECIATION RIGHTS

      8.1. GRANT OF STOCK APPRECIATION RIGHT. The Committee may, in its discretion, grant Stock Appreciation Rights in tandem with a Stock Option, in addition to a Stock Option or freestanding and unrelated to a Stock Option. If a Stock Appreciation Right is granted otherwise than in tandem with a Stock Option, the Committee shall determine the number of shares of Stock covered by such Stock Appreciation Right. Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

      8.2. TIME AND PERIOD OF GRANT. If a Stock Appreciation Right is granted with respect to a Stock Option, it may be granted at the time of the grant of the Stock Option or at any time thereafter. If a Stock Appreciation Right is granted in tandem with any Stock Option at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right. In no event shall the exercise period for a Stock Appreciation Right in tandem with any Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without being related to an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee at the time of grant.

      8.3. VALUE OF STOCK APPRECIATION RIGHT. If a Stock Appreciation Right is granted in tandem with a Stock Option, the Participant will be entitled to surrender the Stock Option at any time such Stock Option is exercisable and receive in exchange therefor an amount equal to (i) the excess of the fair market value of one share of the Stock on the date the election to surrender is received by the Company over the Stock Option purchase price, multiplied by (ii) the number of shares of Stock covered by the Stock Option which is surrendered. If a Stock Appreciation Right is granted otherwise than in tandem with a Stock Option, the Participant will receive upon exercise of the Stock Appreciation Right an amount equal to (i) the excess of the fair market value of one share of the Stock on the date the election to exercise such Stock Appreciation Right is received by the Company over the fair market value of one share of the Stock on the date of grant, multiplied by (ii) the number of shares of Stock covered by the Stock Appreciation Right.

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      8.4. PAYMENT OF STOCK APPRECIATION RIGHT. Payment of a Stock Appreciation
Right shall be in the form of shares of Common Stock, cash, or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

      8.5. CHANGE IN CONTROL. Any Stock Appreciation Right may provide that if at any time there shall occur a Change in Control, then the time at which the Stock Appreciation Right may be exercised shall be accelerated and the Stock Appreciation Right shall immediately become exercisable in full.

SECTION 9.  MISCELLANEOUS

      9.1. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in the terms of any Incentive granted under the Plan shall in any manner be construed to limit or restrict in any way the right of the Company or its subsidiaries or affiliates to terminate any Participant's employment at any time and without regard to the effect of such termination on the Participant under the Plan, nor confer upon any Participant any right to continue in the employ of the Company or its subsidiaries or affiliates.

      9.2. TAX WITHHOLDING. The Company shall have the right to deduct from all payments any Federal, state, or local taxes required by law to be withheld with respect to such payments, and the Participant or other person receiving shares of Stock pursuant to the Plan may be required to pay the Company, as appropriate, the amount of any such taxes which the Company is required to withhold with respect to such Stock. A Participant may elect, subject to the approval of the Committee, to have a portion of the shares of Stock which would otherwise be transferred to the Participant under the Plan withheld by the Company to satisfy the tax withholding requirement of this Section.

      9.3. GOVERNING LAW. The Plan, and all agreements and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

      9.4. EXPENSE OF PLAN. The expenses of administering the Plan shall be borne by the Company.

      9.5. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors in its discretion may amend or terminate the Plan at any time; provided, that no amendment or termination that shall affect any Incentive theretofore granted may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Board of Directors may not make any amendment without the approval of the shareholders of the Company if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

      9.6. DURATION OF THE PLAN. Subject to the Board's right to earlier terminate the Plan pursuant to Section 9.5 hereof, the Plan shall terminate not later than ten (10) years after the date of adoption of the Plan by the Board and no Incentives shall be granted after termination of the Plan; provided, however, that termination of the Plan will not adversely affect any Incentives granted prior to termination of the Plan.

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